Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conference

Chicago, IL (March 4, 2016)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conference:

Raymond James' 37th Annual Institutional Investors Conference	March 8, 2016
JW Marriott Grande Lakes, Orlando, Florida

Materials used during the presentation will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Scandinavia, and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com